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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated January 28, 2000 accompanying the consolidated financial statements of The Penn Mutual Life Insurance Company and to the use of our report dated April 4, 2000 accompanying the financial statements of Variable Annuity Account III of The Penn Mutual Life Insurance Company in Pre-Effective Amendment No. 1 to the Registration Statement No. 333-39804 on Form N-4 and related prospectus of Variable Annuity Account III of The Penn Mutual Life Insurance Company.


                                                  /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 22, 2000